EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2002, with respect to the financial statements of Unzipped Apparel LLC appearing in Candie's Inc. Form 8-K/A for the event dated April 23, 2002, incorporated by reference in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Candie's Inc for the registration of 3,000,000 shares of its common stock.


                                                           /s/ Ernst & Young LLP

Los Angeles, California
July 22, 2002